UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 25, 2021

GOLDEN GROWERS COOPERATIVE
(Exact name of registrant as specified in its charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of	(Commission)	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

1002 MAIN AVE W, SUITE 5
WEST FARGO, ND 58178	(701) 281-0468
(Address of principal executive	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its annual member meeting on March 25, 2021 during which its members elected one director from one of the geographical districts and one at-large director established by the Cooperative’s Second Amended and Restated Bylaws dated March 28, 2019.

David Benedict and Mark Harless will continue to serve as directors for the North district.

From the South district, the members located in that district re-elected Larry Vipond as a director. He received 149 of the 149 votes cast. His new three-year term began on March 25, 2021 and expires in March of 2024. Richard Bot will continue as director for the South district. Les Nesvig and Bruce Speich reached their term limitation and, in accordance with the Second Amended and Restated Bylaws dated March 28, 2019, their positions were not replaced.

From the Central district, Brett Johnson and Nicolas Pyle will continue to serve as directors. Gary Jirak reached his term limitation and, in accordance with the Second Amended and Restated Bylaws dated March 28, 2019, his position was not replaced.

Scott Jetvig was re-elected as an At-Large director. He received 247 of the 247 votes cast. His new three-year term began on March 25, 2021 and expires in March of 2024. Matthew Hasbargen and Byron Koehl will continue as At-Large directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated: March 26, 2021		/s/ Scott Stofferahn
	By:	Scott Stofferahn
	Its:	Executive Vice President and Chief Executive Officer